Exhibit 99.1

Falcon Financial Investment Trust Reports Second Quarter Results

Second Quarter Highlights

*	Earnings of $0.02 per share, up from loss of ($0.04) per share in 1Q04
*	Revenues of $4.5 million, up 33% from 1Q04
*	New loan originations of $31.5 million
*	Cash dividend declared of $0.05 per share

        STAMFORD, Conn., Aug. 12 /PRNewswire-FirstCall/ -- Falcon Financial Investment Trust (Nasdaq: FLCN), a real estate investment trust focused on the business of originating and servicing loans to automotive dealers, announced financial results for the three months ended June 30, 2004.

        Falcon Financial reported second quarter 2004 revenues of $4.5 million, an increase of 33% from $3.4 million in the first quarter of 2004. The Company reported net income of $267,236, or $0.02 per basic and diluted earnings per share, up from a net loss of $546,258, or $0.04 per basic and diluted loss per share, in the first quarter of 2004.

        Vernon B. Schwartz, Chairman and Chief Executive Officer, said, “The demand in our sector for long term financing continues, fueled in large part by the industry consolidation of dealer ownership. This acquisition activity is taking place notwithstanding the challenges facing the sector in terms of rising interest rates, incentive driven demand and all time high oil prices. Automotive dealer profitability remains stable and for the first five months for 2004 was at comparable levels to 2003.”

        David A. Karp, President and Chief Financial Officer, said, “We were pleased with our second quarter results and our generation of positive net income, which was driven by a 33% increase in revenues on a sequential quarter basis. We believe the second quarter operating results reflect the progress the Company has made in productively deploying our IPO proceeds. Based in part on our strong operating results and confidence in our continuing prospects, the Board of Trustees declared, for the first time, a cash dividend of $0.05 per share.”

        At June 30, 2004, Falcon Financial had total assets of $228.5 million and total liabilities of $105.6 million. Total debt was $100.4 million and the debt-to-equity ratio was 0.82:1. Stockholders’ equity was $123.0 million, or $7.70 per share outstanding, at the end of the period.

       Loan Origination Activity

        During the second quarter of 2004, Falcon Financial originated three new loans totaling approximately $31.5 million. At the beginning of August 2004, Falcon Financial had proposals issued and outstanding for approximately $120.0 million.

       Loan Portfolio Activity

        At June 30, 2004, Falcon Financial had $184.4 million of loans outstanding on its balance sheet, with an average principal amount outstanding of $8.0 million and a weighted average remaining term of 147 months. The weighted average interest rate was 8.49%, the weighted average loan to realty value was 111.1% and the weighted average loan to value (which includes the estimated value of the automotive dealerships for those loans guaranteed by the dealership) was 63.8%.

        At June 30, 2004, Falcon Financial had no delinquent loans on its balance sheet. With respect to the Company’s previously securitized loan pools, there was one defaulted loan and one loan in real estate owned (REO) status as of quarter end.

       Dividend

        On July 15, 2004, the Board of Trustees declared a cash dividend of $0.05 per share for the second quarter ended June 30, 2004. The dividend is payable on August 16, 2004 to shareholders of record on August 2, 2004.

       Other Events

        On July 21, 2004, Falcon Financial announced the appointment of Thomas R. Gibson to its Board of Trustees and the resulting expansion of its Board to seven trustees. Thomas R. Gibson co-founded Asbury Automotive Group, Inc. (NYSE: ABG) in 1994 to acquire and manage retail automobile dealerships and currently serves as Chairman Emeritus.

        On June 30, 2004, Falcon Financial announced that the Audit Committee of the Board of Trustees appointed BDO Seidman, LLP as the Company’s independent auditors effective June 29, 2004. BDO is a leading national professional services firm that provides high-quality auditing services to growth companies such as Falcon Financial.

        Falcon Financial will host a conference call on Friday, August 13, 2004 at 10:00 a.m. ET. A live webcast of the conference call will be available online at http://www.falconfinancial.com. Web participants are encouraged to go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable free at http://www.real.com. Those without Web access should access the call at least ten minutes prior to the conference call. The dial-in numbers are (877) 692- 2086 for domestic callers and (973) 582-2749 for international callers.

        After the live webcast, the call will remain available on Falcon Financial’s Web site, http://www.falconfinancial.com, through September 10, 2004. In addition, a replay of the call will be available until August 27, 2004. The replay dial-in numbers are (877) 519-4471 for domestic callers and (973) 341-3080 for international callers. Please use reservation code 4973803.

       About Falcon Financial Investment Trust

        Falcon Financial Investment Trust is a fully integrated real estate investment trust focused solely on the business of originating and servicing loans to automotive dealers in the United States. The Company was founded in 1997 to address the unique capital needs of the U.S. automobile retailing industry. Falcon Financial meets the financing requirements of automotive dealers by offering a variety of fixed and variable rate loan products, including mortgage loans and cash flow franchise loans collateralized by the dealer’s real estate and business assets.

       Safe Harbor

        This press release contains certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. The forward-looking statements included in this press release reflect Falcon Financial Investment Trust’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. Important factors that could cause Falcon Financial Investment Trust’s actual results to differ materially from current expectations reflected in the forward-looking statements included in this press release include, among others, the risk factors discussed in its filings with the Securities and Exchange Commission. Falcon Financial Investment Trust does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements included in this press release to reflect new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Falcon Financial Investment Trust’s views as of any date subsequent to August 12, 2004.

Contact: Falcon Financial Investment Trust Van Mai 203 388-0821 vmai@falconfinancial.com	Investors/Media: The Ruth Group Stephanie Carrington/John Quirk 646 536-7017/7029 scarrington@theruthgroup.com jquirk@theruthgroup.com

FALCON FINANCIAL INVESTMENT TRUST AND PREDECESSOR
Consolidated Statements of Financial Position

	Company June 30, 2004 (unaudited)	Company December 31, 2003
ASSETS
ASSETS:
Cash and cash equivalents	$ 30,266,849	$ 25,645,578
Loans receivable, net of
allowance for possible loan
losses of $1,586,118 and
$1,086,692, respectively	181,786,938	126,076,622
Retained interests in loan
securitization	7,993,440	7,239,136
Interest rate swap contracts	2,618,633	389,783
Accrued interest receivable	1,144,062	994,821
Restricted cash	2,026,404	2,657,660
Property and equipment, net	459,364	335,860
Prepaid expenses and other
assets	2,241,806	1,497,245
Total assets	$ 228,537,496	$ 164,836,705

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Borrowings	$ 100,408,189	$ 53,475,879
Accrued interest payable	315,346	255,707
Customer deposits	530,751	140,276
Hold back of loan proceeds	2,026,404	2,657,660
Accounts payable and accrued
liabilities	1,495,857	2,405,496
Dividends payable	798,845	--
Total liabilities	105,575,392	58,935,018

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred shares, $0.01 par
value; 50,000,000 authorized;
none issued and outstanding	--	--
Common shares, $0.01 par value;
100,000,000 authorized;
15,976,000 and 14,105,800
shares issued and outstanding,
respectively	159,760	141,058
Additional paid-in capital	123,591,179	108,020,597
Unearned compensation	(2,323,977)	(2,840,827)
Accumulated deficit	(2,168,725)	(1,090,858)
Accumulated other comprehensive
income	3,703,867	1,671,717
Total stockholders’ equity	122,962,104	105,901,687
Total liabilities and
stockholders’ equity	$ 228,537,496	$ 164,836,705

FALCON FINANCIAL INVESTMENT TRUST AND PREDECESSOR
Consolidated Statements of Operations
(unaudited)

	Company Three Months Ended June 30, 2004	Predecessor Three Months Ended June 30, 2003	Company Six Months Ended June 30, 2004	Predecessor Six Months Ended June 30, 2003
REVENUES:
Interest income on
loans	$ 3,527,024	$ 1,548,049	$6,475,822	$ 3,195,066
Interest income on
securities
purchased under
resale agreements -
related party	--	54,105	--	76,837
Interest income from
retained interests	298,610	405,448	603,084	761,341
Gain on sale of
loans (1)	--	--	--	10,696,524
Gain on sale of
retained interests	--	--	--	265,352
Changes in fair
value of interest
rate swap contracts	221,854	--	156,371	678,816
Income from loan
servicing	113,879	110,580	226,459	208,422
Interest and other
income	368,908	191,236	475,654	209,553
Total revenues	4,530,275	2,309,418	7,937,390	16,091,911

EXPENSES:
Interest expense on
borrowings	783,012	217,280	1,219,366	407,767
Interest expense on
borrowings -
related party	--	737,827	--	1,407,369
Interest expense on
securities sold,
but not yet
repurchased -
related party	--	394,999	--	544,303
Provision for
possible loan
losses	267,750	--	499,426	--
Loss on securities
sold, but not yet
purchased - related
party	--	2,447,251	--	1,365,982
Facility fee expense	780,500	93,750	1,530,500	187,500
Salaries and
benefits	1,483,414	833,469	2,897,633	1,700,909
Professional fees	190,125	48,966	471,043	117,707
General and
administrative	507,580	244,875	986,643	497,281
Advertising and
promotion	211,111	136,010	542,085	377,248
Depreciation and
amortization	39,547	33,307	69,716	68,555
Total expenses	4,263,039	5,187,734	8,216,412	6,674,621
Net income
(loss)	$ 267,236	$(2,878,316)	$ (279,022)	$ 9,417,290

Earnings (loss)
per common
share - basic
and diluted	$0.02	$(0.02)

Weighted
average shares
outstanding:
Basic	15,662,500	15,332,830
Diluted	15,697,321	15,386,170
(1)	We have historically structured our securitization transactions as sales for accounting purposes and, as such have recorded a gain on sale of loans associated with each transaction. We intend to structure future transactions as on-balance sheet secured financings and, as such will not be recording a gain on sale of loans on each transaction.

SOURCE -0-	Falcon Financial Investment Trust 08/12/2004

        /CONTACT: Van Mai of Falcon Financial Investment Trust, +1-203-388-0821, vmai@falconfinancial.com; or
Stephanie Carrington, +1-646-536-7017, scarrington@theruthgroup.com, or John Quirk, +1-646-536-7029,
jquirk@theruthgroup.com, both of The Ruth Group, for Falcon Financial Investment Trust/
/Web site: http://www.falconfinancial.com /
(FLCN)

CO: Falcon Financial Investment Trust
ST: Connecticut
IN: FIN RLT AUT
SU: ERN CCA